Exhibit 1.1

                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 374

                                 TRUST AGREEMENT

                                                         Dated: January 21, 2003

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee and Edward D. Jones & Co., L.P., as Supervisor of the Trust, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Established On and After May 2, 2001 (Including Series 284 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee and Supervisor agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

          The following special terms and conditions are hereby agreed to:

          1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof referred to in Section 1.01(56) is initially an amount the numerator of which is one and the denominator of which is the amount set forth under "Initial number of Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

          3. The aggregate number of Units described in Section 2.03(a) for each Trust is that number of Units set forth under "Initial number of Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

          4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          5. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          6. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" for each Trust set forth in the "Summary of Essential Financial Information" in the Prospectus.

          7. The Trustee's annual compensation rate described in Section 7.04 shall be that amount set forth under "Trustee's fee and operating expenses" in the "Fee Table" in the Prospectus.

          8. Section 1.01(3) of Standard Terms and Conditions of Trust is hereby replaced with the following:

          "(3) the term "Supervisor" shall mean Edward D. Jones & Co., L.P. and its successors in interest, or any successor portfolio supervisor as hereinafter provided."


         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.


                           By /s/ DOMINICK COGLIANDRO_
                    -----------------------------------------
                               Executive Director



                           EDWARD D. JONES & CO., L.P.


                             By /s/ LAWRENCE THOMAS
                 ----------------------------------------------
                                    Principal



                              THE BANK OF NEW YORK


                             By /s/ DESMOND O'REGAN
                    ----------------------------------------
                            Assistant Vice President


                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED

                                       IN

                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 374

     [Incorporated herein by this reference and made a part hereof is each "Portfolio" schedule as set forth in the Prospectus.]